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As filed with the Securities and Exchange Commission on August 5, 2003.

Registration No. 333-35324

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE BOEING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-0425694 (I.R.S. Employer Identification No.)

100 North Riverside
Chicago, IL 60606-1596
(Address of principal executive offices, including zip code)

BAO DEFERRED COMPENSATION VOLUNTARY SAVINGS PLAN

BAO RETIREMENT AND SAVINGS PLAN

VOLUNTARY SAVINGS PLAN FOR BAO AIRCRAFT AND TRAINER OPERATIONS EMPLOYEES

VOLUNTARY SAVINGS PLAN FOR BAO FLORIDA I.A.M. EMPLOYEES

BOEING—OAK RIDGE, INC. VOLUNTARY SAVINGS PLAN
(Full title of the plans)

JAMES C. JOHNSON
Senior Vice President, Corporate Secretary and Assistant General Counsel
The Boeing Company
100 North Riverside
Chicago, IL 60606-1596
(312) 544-2000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
J. SUE MORGAN
Perkins Coie LLP
1201 Third Avenue, 40th Floor
Seattle, Washington 98101-3099

        By means of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-35324, filed with the Commission on April 21, 2000 (the "2000 Registration Statement"), the Registrant hereby deregisters (1) 26,358 shares of its common stock, par value $5.00 per share (the "Common Stock"), which were registered for the BAO Deferred Compensation Voluntary Savings Plan; (2) 22,132 shares of Common Stock which were registered for the BAO Retirement and Savings Plan; (3) 28,606 shares of Common Stock which were registered for the Voluntary Savings Plan for BAO Aircraft and Trainer Operations Employees; and (4) 7,699 shares of Common Stock which were registered for the Voluntary Savings Plan for BAO Florida I.A.M. Employees (collectively, the "BAO Plans"). This deregistration is being made as required in conjunction with the merger of the BAO Plans into the BAO Voluntary Savings Plan.

        Also by means of this Post-Effective Amendment No. 1 to the 2000 Registration Statement, the Registrant hereby deregisters 42,454 shares of Common Stock which were registered for the Boeing—Oak Ridge, Inc. Voluntary Savings Plan (the "Oak Ridge Plan"). This deregistration is being made as required in conjunction with the merger of the Oak Ridge Plan with The Boeing Company Voluntary Investment Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 1, 2003.

THE BOEING COMPANY

By:	/s/ MICHAEL M. SEARS Michael M. Sears Executive Vice President, Office of the Chairman and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on August 1, 2003.

Signature	Title

/s/ PHILIP M. CONDIT Philip M. Condit	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ MICHAEL M. SEARS Michael M. Sears	Executive Vice President, Office of the Chairman and Chief Financial Officer (Principal Financial Officer)
/s/ JAMES A. BELL James A. Bell	Senior Vice President of Finance and Corporate Controller (Principal Accounting Officer)
* John H. Biggs	Director
* John E. Bryson	Director
* Kenneth M. Duberstein	Director
* Paul E. Gray	Director
* John F. McDonnell	Director

W. James McNerney, Jr.	Director
* Lewis E. Platt	Director
* Rozanne L. Ridgway	Director
John M. Shalikashvili	Director
* Harry C. Stonecipher	Director
*By:	/s/ PHILIP M. CONDIT Philip M. Condit Attorney-in-Fact

THE PLANS

        Pursuant to requirements of the Securities Act of 1933, as amended, the persons who administer the BAO Deferred Compensation Voluntary Savings Plan, the BAO Retirement and Savings Plan, the Voluntary Savings Plan for BAO Aircraft and Trainer Operations Employees, the Voluntary Savings Plan for BAO Florida I.A.M. Employees, and the Boeing—Oak Ridge, Inc. Voluntary Savings Plan have duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 1, 2003.

BAO DEFERRED COMPENSATION VOLUNTARY SAVINGS PLAN
By:	THE BOEING COMPANY
By:	/s/ MICHAEL M. SEARS Michael M. Sears Executive Vice President, Office of the Chairman and Chief Financial Officer
BAO RETIREMENT AND SAVINGS PLAN
By:	THE BOEING COMPANY
By:	/s/ MICHAEL M. SEARS Michael M. Sears Executive Vice President, Office of the Chairman and Chief Financial Officer
VOLUNTARY SAVINGS PLAN FOR BAO AIRCRAFT AND TRAINER OPERATIONS EMPLOYEES
By:	THE BOEING COMPANY
By:	/s/ MICHAEL M. SEARS Michael M. Sears Executive Vice President, Office of the Chairman and Chief Financial Officer
VOLUNTARY SAVINGS PLAN FOR BAO FLORIDA I.A.M. EMPLOYEES
By:	THE BOEING COMPANY
By:	/s/ MICHAEL M. SEARS Michael M. Sears Executive Vice President, Office of the Chairman and Chief Financial Officer
BOEING—OAK RIDGE, INC. VOLUNTARY SAVINGS PLAN
By:	THE BOEING COMPANY
By:	/s/ MICHAEL M. SEARS Michael M. Sears Executive Vice President, Office of the Chairman and Chief Financial Officer

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
THE PLANS